FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "First Amendment") is made as of the 11th day of December, 1998 by PSC INC., a New York corporation ("PSC" or the "Company") and ROBERT C. STRANDBERG ("Executive").

         WHEREAS, PSC and Executive entered into a certain employment agreement on June 2, 1998 (the "Employment Agreement"); and

         WHEREAS,   the  parties  desire  to  amend  in  certain  respects  said
         Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1. All of the terms used in this First Amendment shall have the meanings defined in the Employment Agreement.

         2. Section 5 of the Employment Agreement is deleted in its entirety and replaced by a new Section 5, which will read as follows:

                    "5. Restricted  Stock.  Pursuant to the Company's 1994 Stock
                  Option Plan, on March 25, 1998 PSC awarded Executive 37,500 restricted Common Shares of the Company, upon the terms and conditions and subject to the restrictions set forth in the Restricted Stock Award Agreement attached hereto as Exhibit A. If Executive is then an officer of the Company, on each of March 25, 1999 and March 25, 2000, PSC will award Executive 37,500 restricted Common Shares pursuant to a Restricted Stock Award Agreement similar in form to Exhibit A, as modified to reflect changes in dates and stock prices. Notwithstanding the foregoing sentence, if there is a Change in Control (as hereinafter defined), and if Executive becomes entitled to receive Severance Benefits (as hereinafter defined), Executive will be immediately entitled to receive the Common Shares which otherwise would have been awarded to him on March 25, 1999 and/or on March 25, 2000, fully vested and free of any and all restrictions."

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         3. Except as modified by this First Amendment, the Employment Agreement has not heretofore been amended or cancelled, and remains in full force and effect.
         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.

                                             PSC Inc.


                                             By: /s/ Robert S. Ehrlich
                                                 Robert S. Ehrlich
                                                 Chairman of the Board


                                                 /s/ Robert C. Strandberg
                                                 Robert C. Strandberg

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